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                                                                   EXHIBIT 3-a-1

                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                       ROCKWELL INTERNATIONAL CORPORATION

                         (As Amended December 6, 1996)

FIRST:  The name of the Corporation is

                       ROCKWELL INTERNATIONAL CORPORATION

SECOND: The Corporation's registered office in the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

THIRD: The nature of the business, or objects or purposes to be transacted, promoted or carried on, are: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 1,125,000,000, of which 25,000,000 shares without par value are to be of a class designated Preferred Stock, 1,000,000,000 shares of the par value of $1 each are to be of a class designated Common Stock, and 100,000,000 shares of the par value of $1 each are to be of a class designated Class A Common Stock, subject, however, to the provisions of paragraph 3.4 below.

In this Article Fourth, any reference to a section or paragraph, without further attribution, within a provision relating to a particular class of stock is intended to refer solely to the specified section or paragraph of the other provisions relating to the same class of stock.

         COMMON STOCK AND CLASS A COMMON STOCK

         The Common Stock and Class A Common Stock shall have the following voting powers, designations, preferences and relative, participating, optional and other special rights, and qualifications, limitations or restrictions thereof:


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         1.  Dividends.

         1.1. Whenever the full dividends upon any outstanding Preferred Stock for all past dividend periods shall have been paid and the full dividends thereon for the then current respective dividend periods shall have been paid, or declared and a sum sufficient for the respective payments thereof set apart, the holders of shares of the Common Stock and Class A Common Stock shall be entitled to receive such dividends and distributions, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor, provided that all such dividends or distributions shall be paid or made in equal amounts, share for share, to the holders of the Common Stock and Class A Common Stock as if a single class, except that (a) in the event that any dividend shall be declared in shares of Common Stock or Class A Common Stock, such dividend shall be declared at the same rate per share on Common Stock and Class A Common Stock, but the dividend payable on shares of Common Stock shall be payable in shares of Common Stock, and the dividend payable on shares of Class A Common Stock shall be payable in shares of Class A Common Stock; and (b) any dividend described in paragraph 1.2 below may be paid as therein described. If the Corporation shall in any manner split, subdivide or combine the outstanding shares of Common Stock or Class A Common Stock, the outstanding shares of the other such class of stock shall be split, subdivided or combined in the same manner proportionately and on the same basis per share. Following the distribution of shares of Class A Common Stock to the holders of shares of Class A Common Stock, par value $1 per share, of Rockwell International Corporation, a Delaware corporation ("Oldco Class A Common Stock"), on the record date fixed for determining the holders thereof entitled to receive the distribution (such record date being herein referred to as the "Distribution Record Date"), the Corporation shall not issue any shares of Class A Common Stock except (x) pursuant to this paragraph 1.1; (y) upon exercise of employee stock options (whether or not outstanding or exercisable on the Distribution Record Date); and (z) in connection with any contribution made by the Corporation to any employee benefit or stock ownership plan of the Corporation.

         1.2. In the event the Corporation shall distribute to the holders of the shares of Common Stock and Class A Common Stock the common stock or substantially equivalent equity securities of any subsidiary of the Corporation, the Board of Directors shall have power, but shall not be obligated, to capitalize or recapitalize such subsidiary with classes of common equity having the powers, designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations, and restrictions thereof, corresponding, respectively, insofar as practicable, to those of the Common Stock and the Class A Common Stock,

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         and the Board of Directors of the Corporation shall have the power, but shall not be obligated, to distribute to the holders of shares of the Common Stock, the shares of the subsidiary with rights corresponding to those of the Common Stock, and to distribute to the holders of shares of the Class A Common Stock, the shares of the subsidiary with rights corresponding to those of the Class A Common Stock; provided, that holders of shares of Common Stock and holders of shares of Class A Common Stock shall respectively receive the same number of shares of such subsidiary per share of Common Stock and per share of Class A Common Stock held.

         2. Rights on Liquidation. In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after the payment or setting apart for payment to the holders of any outstanding Preferred Stock of the full preferential amounts to which such holders are entitled as herein provided or referred to, all of the remaining assets of the Corporation shall belong to and be distributable in equal amounts per share to the holders of the Common Stock and the holders of Class A Common Stock, as if such classes constituted a single class. For purposes of this paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all its assets shall not constitute or be deemed a liquidation, dissolution or winding-up of the Corporation.

         3.  Conversion of Class A Common Stock.

         3.1. The holders of Class A Common Stock shall have the right, at their option, to convert any or all such shares into shares of Common Stock of the Corporation on the following terms and conditions:

                  (i) Each share of Class A Common Stock shall be convertible, at any time, at the office of any transfer agent for shares of Common Stock of the Corporation, and at such other place or places, if any, as the Board of Directors may determine, into one fully paid and nonassessable share of Common Stock of the Corporation upon surrender at such office or other place of the certificate or certificates representing the shares of Class A Common Stock so to be converted. In no event, upon conversion of any shares of Class A Common Stock into shares of Common Stock, shall any allowance or adjustment be made in respect of dividends on the Class A Common Stock or the Common Stock.

                  (ii) Shares of Class A Common Stock shall be deemed to have been converted and the person converting the same shall become a holder of shares of Common Stock for the purpose of receiving dividends and for all other

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                  purposes whatsoever as of the date when the certificate or certificates for the shares of Class A Common Stock to be converted are surrendered to the Corporation as provided in paragraph 3.1(v).

                  (iii) A number of shares of Common Stock sufficient to provide, upon the basis hereinbefore set forth, for the conversion of all shares of the Class A Common Stock outstanding shall at all times be reserved by the Corporation for the exercise of the conversion rights of the holders of shares of the Class A Common Stock.

                  (iv) If the Corporation shall, at any time, be consolidated or merged with, or shall sell its property as an entirety or substantially as an entirety to, any other corporation or corporations, or in the event of any recapitalization or reclassification of its shares, proper provisions shall be made as a part of the terms of each such consolidation, merger, sale, recapitalization or reclassification so that the holder of any shares of the Class A Common Stock outstanding immediately prior to such consolidation, merger, sale, recapitalization or reclassification shall thereafter be entitled to and only entitled to conversion rights upon the terms and with respect to such securities of the consolidated, merged or purchasing corporation, or with respect to such securities issued upon such recapitalization or reclassification, as such holder would have been entitled to receive upon such consolidation, merger, sale, recapitalization or reclassification if such holder had exercised the conversion privilege immediately prior thereto. The provisions of this paragraph 3.1(iv) shall similarly apply to successive consolidations, mergers, sales, recapitalizations or reclassifications.

                  (v) Before any holder of Class A Common Stock shall be entitled to convert the same into Common Stock, he shall surrender his certificate or certificates for such Class A Common Stock to the Corporation at the office of a transfer agent for the Common Stock, or at such other place or places, if any, as the Board of Directors may determine, duly endorsed or accompanied if appropriate by duly executed instruments of transfer and shall give written notice to the Corporation at said office or place that he elects so to convert the shares of Class A Common Stock represented by the certificate or certificates so surrendered. Unless the Common Stock is to be issued in the name of the registered owner of the certificates surrendered, the holder shall state in writing the name or names in which he wishes the certificate or certificates for Common Stock to be issued, and shall furnish all requisite stock transfer


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                  and stock issuance tax stamps, or funds therefor. The
                  Corporation shall as soon as practicable after such deposit of certificates for Class A Common Stock, accompanied by the written notice above prescribed, issue and deliver, at the office or place at which such certificates were deposited, to the person for whose account Class A Common Stock was so surrendered, or to his nominee or nominees, certificates for the number of full shares of Common Stock to which he shall be entitled as aforesaid.

         3.2. All outstanding shares of Class A Common Stock shall automatically, without any act or deed on the part of the Corporation or any other person, be converted into shares of Common Stock on a share-for-share basis (i) at any time after the Distribution when the total number of shares of Class A Common Stock outstanding and reserved for issuance upon exercise of employee stock options is less than 10,000,000; (ii) on February 23, 1997, the tenth anniversary of the record date for the initial issuance of Oldco Class A Common Stock unless prior thereto the Board of Directors shall have extended the date for such conversion on one or more occasions but in no event to a date later than February 23, 2002; (iii) if at any time the Board of Directors, in its sole discretion, determines that there has been a material adverse change in the liquidity, marketability, or market value of the outstanding Common Stock due to a delisting of the Common Stock from a national securities exchange or a national over-the-counter listing or due to requirements under applicable state securities laws in any such case attributable to the existence of the Class A Common Stock; or (iv) if the Board of Directors, in its sole discretion, elects to effect a conversion in connection with its approval of any sale or lease of all or substantially all of the Corporation's assets or any merger, consolidation, liquidation or dissolution of the Corporation. In the event of any such automatic conversion, each stock certificate theretofore representing Class A Common Stock will thereafter represent the same number of shares of Common Stock.

         3.3. The provisions of this paragraph 3 shall be in addition to the provisions of paragraphs 5.1(i)(A)(3), 5.1(ii) and 5.1(iv), which require automatic conversion of Class A Common Stock in the circumstances provided therein.

         3.4. Shares of the Class A Common Stock converted into Common Stock as provided in paragraph 3.1 or paragraph 5 shall resume the status of authorized but unissued shares of Class A Common Stock. Upon any automatic conversion of Class A Common Stock into Common Stock pursuant to paragraph 3.2, the Class A Common Stock shall no longer be authorized for issuance.

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         4.  Voting.

         4.1. Except as otherwise provided by the laws of the State of Delaware or by this Article Fourth, each share of Common Stock shall entitle the holder thereof to one vote.

         4.2. Except as otherwise provided by the laws of the State of Delaware or by this Article Fourth, each share of Class A Common Stock shall entitle the holder thereof to ten votes. Except as otherwise provided herein or required by law, holders of Common Stock and Class A Common Stock shall at all times vote on all matters (including the election of directors) together as one class and together with the holders of any other series or class of stock of the Corporation accorded such class voting right.

         4.3. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock and of Class A Common Stock, each voting separately as a class, shall be required to:

                  (i) authorize additional shares of Class A Common Stock;

                  (ii) modify or eliminate the last sentence of paragraph 1.1, above; or

                  (iii) adopt any other amendment hereof that alters or changes the designations or powers or the preferences, qualifications, limitations, restrictions or the relative or special rights of either the Common Stock or the Class A Common Stock so as to affect holders of shares of such class adversely.

         5.  Limitations on Transfer and Issuance of Class A Common Stock.

         5.1. (i) No person holding any share of Class A Common Stock may transfer, and the Corporation shall not register the transfer of such share of Class A Common Stock or any interest therein, whether by sale, assignment, gift, bequest, appointment or otherwise, except to a "Permitted Transferee" of such person. The term "Permitted Transferee" shall mean only,

                           (A) In the case of a holder of Class A Common Stock (a "Holder") who is a natural person and the holder of record and beneficial owner of shares subject to a proposed transfer, "Permitted Transferee" means:
                           (1) The Holder, the spouse of such Holder, any lineal descendant of a grandparent of such Holder, or any spouse of such lineal descendant (herein collectively referred to as "such Holder's Family Members"); (2) The trustee of a trust solely for

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                           the benefit of such Holder or such Holder's Family
                           Members, provided that such trust may also grant a general or special power of appointment to one or more of such Holder's Family Members and may permit trust assets to be used to pay taxes, legacies and other obligations of the trust or of the estates of one or more of such Holder's Family Members payable by reason of the death of any of such Family Members;
                           (3) A corporation if all of the outstanding capital stock of such corporation is beneficially owned by, or a partnership if all of the partners are and all of the partnership interests are beneficially owned by, the Holder and his Permitted Transferees determined under this paragraph 5.1(i)(A), provided that if by reason of any change in the ownership of such stock or partners or partnership interests, such corporation or partnership would no longer qualify as a Permitted Transferee of such Holder or his Permitted Transferees, all shares of Class A Common Stock then held by such corporation or partnership shall immediately and automatically, without further act or deed on the part of the Corporation or any other person, be converted into shares of Common Stock on a share-for-share basis, and stock certificates formerly representing such shares of Class A Common Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock; (4) An organization established by the Holder or such Holder's Family Members, contributions to which are deductible for federal income, estate or gift tax purposes; or (5) The executor, administrator or personal representative of the estate of such Holder or the guardian or conservator of such Holder adjudged disabled by a court of competent jurisdiction, acting in his capacity as such.

                           (B) In the case of a Holder holding the shares subject to a proposed transfer as trustee pursuant to a trust (other than a trust described in paragraph 5.1(i)(C) below), "Permitted Transferee" means (1) the person who established such trust and
                           (2) any Permitted Transferee of such person determined pursuant to paragraph 5.1(i)(A) above.

                           (C) In the case of a Holder holding shares subject to a proposed transfer as trustee pursuant to a trust which was irrevocable on the Distribution Record Date, "Permitted Transferee" means (1) any person to whom or for whose benefit principal may be distributed either during or at the end of the term of such trust whether by power of appointment


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                           or otherwise (excluding beneficiaries of any employee
                           benefit plan) and (2) any Permitted Transferee of any such person determined pursuant to paragraph
                           5.1(i)(A) above.

                           (D) In the case of a Holder which is a partnership or corporation, with respect to shares of Class A Common Stock beneficial ownership of which was acquired pursuant to the Distribution or thereafter pursuant to a dividend paid in shares of Class A Common Stock or a split, subdivision or combination of shares of Class A Common Stock, "Permitted Transferee" means (1) any partner of such partnership, or shareowner of such corporation, receiving such shares pro rata to his interest in such partnership or stock ownership in such corporation on the Distribution Record Date pursuant to a liquidating distribution or a dividend or (2) any Permitted Transferee of any partner or shareowner to the extent that he is a Permitted Transferee pursuant to the foregoing clause (1) determined under paragraph 5.1(i)(A) above.

                           (E) In the case of a Holder which is a corporation or partnership, with respect to shares of Class A Common Stock other than as described in paragraph 5.1(i)(D), "Permitted Transferee" means (1) any person who transferred to such corporation or partnership the shares that are the subject of the proposed transfer and (2) any Permitted Transferee of any such person determined under paragraph 5.1(i)(A) above.

                           (F) In the case of a Holder which is an employee benefit or stock ownership plan for the benefit of employees of the Corporation or any of its subsidiaries, "Permitted Transferee" shall include any beneficiary of such plan to whom shares of stock of the Corporation may be distributed, but only as to shares so distributable.

                           (G) In the case of a Holder who is the executor, administrator or personal representative of the estate of a deceased Holder, guardian or conservator of the estate of a disabled Holder or who is a trustee of the estate of a bankrupt or insolvent Holder, and provided such deceased, disabled, bankrupt or insolvent Holder, as the case may be, was the record and beneficial owner of the shares subject to a proposed transfer, "Permitted Transferee" means a Permitted Transferee of such deceased, disabled, bankrupt or insolvent Holder as


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                           determined pursuant to paragraph 5.1(i)(A), (D) or
                           (E) above, as the case may be.

                  (ii) Notwithstanding anything to the contrary set forth herein, any holder of Class A Common Stock may pledge his shares of Class A Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee, provided that such shares may not be transferred to or registered in the name of the pledgee unless such pledgee is a Permitted Transferee. In the event of foreclosure or other similar action by the pledgee, such pledged shares of Class A Common Stock shall automatically, without any act or deed on the part of the Corporation or any other person, be converted into shares of Common Stock on a share-for-share basis, unless within five business days after such foreclosure or similar event such pledged shares are returned to the pledgor or transferred to a Permitted Transferee of the pledgor.

                   (iii) For purposes of this paragraph 5.1:

                           (A) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

                           (B) Each joint owner of shares of Class A Common Stock shall be considered a Holder of such shares.

                           (C) A minor for whom shares of Class A Common Stock are held pursuant to a Uniform Gifts to Minors Act or similar law shall be considered a Holder of such shares.

                           (D) Unless otherwise specified, the term "person" means both natural persons and legal entities.

                  (iv) Any purported transfer of Class A Common Stock other than to a Permitted Transferee shall automatically, without any further act or deed on the part of the Corporation or any other person, result in the conversion of such shares into shares of Common Stock on a share-for-share basis, effective on the date of such purported transfer. The Corporation may, as a condition to transfer or registration of transfer of shares of Class A Common Stock to a purported Permitted Transferee, require that the record holder establish to the satisfaction of the Corporation, by filing with the transfer agent an appropriate affidavit or certificate or such other proof as the Corporation shall deem necessary, that such transferee is a Permitted Transferee.


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         5.2. Anything in this Article Fourth to the contrary notwithstanding, no share of Class A Common Stock may be held of record but not beneficially by a broker or dealer in securities, a bank or voting trustee or a nominee of any such, or otherwise held of record but not beneficially by a nominee of the beneficial owner of such share other than by an employee benefit or stock ownership plan of the Corporation (any such form of holding being referred to herein as holding in "street" or nominee name) and the Corporation shall issue a share of Common Stock for each share of Class A Common Stock that would otherwise be issuable to such nominee in any instance in which the Corporation reasonably believes that the proposed record holder intends to hold any such share in "street" or nominee name for the beneficial owner thereof; provided, however, that if any person establishes to the satisfaction of the Corporation in accordance with this paragraph 5.2 that he is the beneficial owner of any such share of Class A Common Stock, the Corporation shall issue such share in the name of such beneficial owner. Any such beneficial owner who desires to have shares of Class A Common Stock issued in his name under the circumstances described in this paragraph 5.2 shall file an affidavit or certificate with the Secretary of the Corporation setting forth the name and address of such beneficial owner and certifying that he is the beneficial owner of shares of Oldco Class A Common Stock held in "street" or nominee name in respect of which the shares of Class A Common Stock are to be issued. Any such affidavit or certificate shall be deemed filed only if it is satisfactory in form to the Corporation and received within 30 days after the Distribution Record Date. If such affidavit or certificate shall not establish to the satisfaction of the Corporation the facts stated therein, then the Corporation shall issue to such beneficial owner Common Stock as provided in this paragraph 5.2.

         5.3. The Corporation shall note on the certificates representing the shares of Class A Common Stock that there are restrictions on transfer and registration of transfer imposed by paragraphs 5.1 and 5.2.

         5.4. (i) For purposes of this paragraph 5, "beneficial ownership" shall mean possession of the power to vote or to direct the vote and to dispose of or to direct the disposition of the share of Class A Common Stock in question, and a "beneficial owner" of a share of Class A Common Stock shall be the person having beneficial ownership thereof.

                  (ii) The Board of Directors may, from time to time, establish practices and procedures and promulgate rules and regulations, in addition to those set forth in this Article Fourth, and amend or revoke any such, regarding


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                  the evidence necessary to establish entitlement of any
                  transferee or purported transferee of Class A Common Stock to be registered as such. Should the transferee or purported transferee of any share wish to contest any decision of the Corporation on the question whether the transferee or purported transferee has established entitlement to be registered as a transferee of Class A Common Stock, then the Board of Directors shall in its sole discretion make the final determination.

         6. Other Matters. In case the Corporation shall at any time issue to the holders of its shares of Common Stock as such options or rights to subscribe for shares of Common Stock (including shares held in the Corporation's treasury) or any other security (whether of the Corporation or otherwise), the Corporation shall issue such options or rights to the holders of the Class A Common Stock in the respective amounts equal to the amounts that such holders would have been entitled to receive had their respective shares of Class A Common Stock been converted into Common Stock on the day prior to the date for the determination of the holders of Common Stock entitled to receive such options or rights.

         PREFERRED STOCK

         The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                  (a) the designation of the series, which may be by distinguishing number, letter or title;

                  (b) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

                  (c) whether dividends, if any, shall be cumulative or noncumulative and the dividend rate of the series;

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                  (d)  the dates at which dividends, if any, shall be payable;

                  (e) the redemption rights and price or prices, if any, for shares of the series;

                  (f) the terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

                  (g) the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

                  (h) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates as of which such shares shall be convertible and all other terms and conditions upon which such conversion may be made;

                  (i) restrictions on the issuance of shares of the same series or of any other class or series; and

                  (j) the voting rights, if any, of the holders of shares of the series.

         Except as may be provided in this Certificate of Incorporation or in a Preferred Stock Designation, the Common Stock and the Class A Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of shareowners at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock and Class A Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

         The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

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         SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

         1. Designation and Amount. A series of Preferred Stock, without par value, is hereby created and shall be designated as "Series A Junior Participating Preferred Stock" (the "Series A Preferred Stock") and the number of shares constituting the Series A Preferred Stock shall be 2,500,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.



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         2.  Dividends and Distributions.

          2.1. Subject to the rights of the holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock or Class A Common Stock, and of any other junior stock of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the second Monday of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or Class A Common Stock or a subdivision of the outstanding shares of Common Stock or Class A Common Stock (by reclassification or otherwise), declared on the Common Stock or Class A Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         2.2. The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph 2.1 immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly

         Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         2.3. Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

         3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         3.1. Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareowners of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         3.2. Except as otherwise provided herein, in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and Class A Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareowners of the Corporation.

         3.3. Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and Class A Common Stock as set forth herein) for taking any corporate action.

         4.  Certain Restrictions.

         4.1. Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in paragraph 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (a) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding
                  up) to the Series A Preferred Stock;

                  (b) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

                  (d) redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         4.2. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (a) of paragraph 4.1, purchase or otherwise acquire such shares at such time and in such manner.

         5. Reacquired Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Preferred Stock Designation creating a series of Preferred Stock or any similar stock or as otherwise required by law.

         6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corpora-tion shall at any time declare or pay any dividend on the Common
         Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         8. No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

         9. Rank. The Series A Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Stock.

         10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock, voting together as a single class.

FIFTH:  The Corporation is to have perpetual existence.

SIXTH: The private property of the shareowners of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

SEVENTH: Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board. A director need not be a shareowner. The election of directors of the Corporation need not be by ballot unless the by-laws so require.

The directors, other than those who may be elected by the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, shall be divided into three classes, as nearly equal in number as possible. One class of directors shall be initially elected for a term expiring at the annual meeting of shareowners to be held in 1997, another class shall be initially elected for a term expiring at the annual meeting of shareowners to be held in 1998, and another class shall be initially elected for a term expiring at the annual meeting of shareowners to be held in 1999. Members of each class shall hold office until their successors are elected and shall have qualified. At each annual meeting of the shareowners of the Corporation, commencing with the 1997 annual meeting, the successors of the class of directors whose term expires at that meeting shall be elected by a plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of shareowners held in the third year following the year of their election.

Subject to the rights of the holders of any series of Preferred Stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareowners at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors con-stituting the whole Board of Directors shall shorten the term of any incumbent director.

Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock, as provided herein or in any Preferred Stock Designation, to elect additional directors under specific circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding capital stock of the Corporation (the "Capital Stock") entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class.

No director of the Corporation shall be liable to the Corporation or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its shareowners, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This paragraph shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of its adoption. No repeal or modification of this paragraph, directly or by adoption of an inconsistent provision of this Certificate of Incorporation, by the shareowners of the Corporation shall be effective with respect to any cause of action, suit, claim or other matter that, but for this paragraph, would accrue or arise prior to such repeal or modification.

EIGHTH: Unless otherwise determined by the Board of Directors, no holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any stock of any class which the Corporation may issue or sell, whether or not exchangeable for any stock of the Corporation of any class or classes and whether out of unissued shares authorized by the Certificate of Incorporation of the Corporation as originally filed or by any amendment thereof or out of shares of stock of the Corporation acquired by it after the issue thereof.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareowners or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or shareowner thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the shareowners or class of shareowners of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the shareowners or class of shareowners of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the shareowners or class of shareowners, of this Corporation, as the case may be, and also on this Corporation.

TENTH:

1. Amendment of Certificate of Incorporation. From time to time any of the provisions of the Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the statutes of the State of Delaware at the time in force may be added or inserted in the manner at the time prescribed by said statutes, and all rights at any time conferred upon the shareowners of the Corporation by its Certificate of Incorporation are granted subject to the provisions of this Article Tenth. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal Article Seventh, this Article Tenth or Article Twelfth or adopt any provision inconsistent with any of the foregoing articles.

2. By-laws. The Board of Directors is expressly authorized to make, alter, amend and repeal the by-laws of the Corporation, in any manner not inconsistent with the laws of the State of Delaware or of the Certificate of Incorporation of the Corporation, subject to the power of the holders of the Capital Stock to alter or repeal the by-laws made by the Board of Directors; provided, that any such amendment or repeal by shareowners shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class.

ELEVENTH: The shareowner vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article Eleventh.

         1. Higher Vote for Business Combinations. In addition to any affirmative vote required by law, this Certificate of Incorporation or the by-laws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article Eleventh, a Business Combination shall not be consummated without the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

         2. When Higher Vote Is Not Required. The provisions of Section 1 of this Article Eleventh shall not be applicable to a Business Combination if the conditions specified in either of the following paragraphs A or B are met.

                  A. Approval by Continuing Directors. The Business Combination shall have been approved by at least two-thirds of the Continuing Directors (as hereinafter defined), whether such approval is made prior to or subsequent to the date on which the Interested Shareowner (as hereinafter defined) became an Interested Shareowner (the "Determination Date").

                  B. Price and Procedure Requirements. Each of the seven conditions specified in the following subparagraphs (i) through (vii) shall have been met:

                           (i) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the higher amount determined under clauses (a) and (b) below (the requirements of this paragraph B (i) shall be applicable with respect to all shares of Common Stock outstanding, whether or not the Interested Shareowner has previously acquired any shares of the Common Stock): (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareowner for any shares of Common Stock acquired beneficially by it (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Shareowner, whichever is higher, plus interest compounded annually from the Determination

                           Date through the Consummation Date at the prime rate of interest of Morgan Guaranty Trust Company of New York (or other major bank headquartered in New York City selected by at least two-thirds of the Continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of Common Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; and (b) the Fair Market Value per share of Common Stock on the Announcement Date or on the Determination Date, whichever is higher.

                            (ii) The aggregate amount of the cash and the Fair
                           Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than the Common Stock, in such Business Combination shall be an amount at least equal to the highest amount determined under clauses (a), (b) and (c) below (the requirements of this paragraph B(ii) shall be applicable with respect to all shares of every class or series of outstanding Capital Stock, other than the Common Stock, whether or not the Interested Shareowner has previously acquired any shares of a particular class or series of Capital Stock):

                                    (a) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareowner for any shares of such class or series of Capital Stock acquired beneficially by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Shareowner, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest of Morgan Guaranty Trust Company of New York (or other major bank headquartered in New York City selected by at least two-thirds of the Continuing Directors) from time to time in effect in New York City, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of such class or series of Capital Stock from the Determination

                                    Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class or series of Capital Stock; and

                                    (b) the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher; and

                                    (c) the highest preferential amount per
                                    share to which the holders of shares of
                                    such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

                           (iii) The consideration to be received by holders of a particular class or series of outstanding Capital Stock (including Common Stock) shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareowner in its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareowner.

                           (iv) After such Interested Shareowner has become an Interested Shareowner and prior to the consummation of such Business Combination, such Interested Shareowner shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Shareowner becoming an Interested Shareowner and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareowner's percentage beneficial ownership of any class or series of Capital Stock; and, except as approved by at least two-thirds of the Continuing Directors: (a) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (b) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock); and (c) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock.

                           (v) After such Interested Shareowner has become an Interested Shareowner, such Interested Shareowner shall not have received the benefit, directly or indirectly (except proportionately as a shareowner of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                           (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareowners of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by at least two-thirds of the Continuing Directors, the opinion of an investment banking firm selected for and on behalf of the Corporation by at least two-thirds of the Continuing Directors as to the fairness of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Shareowner and its Affiliates or Associates (as hereinafter defined).

                           (vii) Such Interested Shareowner shall not have made any material change in the Corporation's business or equity capital structure without the approval of at least two-thirds of the Continuing Directors.

                  Any Business Combination to which Section 1 of this Article Eleventh shall not apply by reason of this Section 2 shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, the by-laws of the Corporation or any agreement with any national securities exchange.

         3.  Certain Definitions.  For the purposes of this Article Eleventh:

         A.  A "Business Combination" shall mean:

                  (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareowner or (ii) any other corporation (whether or not itself an Interested Shareowner) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareowner; or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareowner or any Affiliate or Associate of any Interested Shareowner involving any assets or securities of the Corporation, any Subsidiary or any Interested Shareowner or any Affiliate or Associate of any Interested Shareowner having an aggregate Fair Market Value of $25,000,000 or more; or

                  (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareowner or any Affiliate or Associate of any Interested Shareowner; or

                  (iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareowner) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareowner or any Affiliate or Associate of any Interested Shareowner; or

                  (v) any agreement, contract, arrangement or other understanding providing for any one or more of the actions specified in clauses (i) through (iv) above.

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         B. A "person" shall mean any individual, firm, corporation or other entity and shall include any group composed of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

         C. "Interested Shareowner" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                  (i) is the beneficial owner of Voting Stock having 10% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

                  (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock having 10% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

                  (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareowner, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

        D.  A person shall be a "beneficial owner" of any Capital Stock:

                  (i) which such person or any Affiliate or Associate of such person beneficially owns, directly or indirectly; or

                  (ii) which such person or any Affiliate or Associate of such person has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

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                  (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.

         E. For the purposes of determining whether a person is an Interested Shareowner pursuant to paragraph C of this Section 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed owned by the Interested Shareowner through application of paragraph D of this Section 3 but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         F. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on October 28, 1996 (the term "registrant" in such Rule 12b-2 meaning in this case the Corporation).

         G. "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareowner set forth in paragraph C of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

         H. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is not an Affiliate or Associate or representative of the Interested Shareowner and was a member of the Board prior to the time that the Interested Shareowner became an Interested Shareowner, and any successor of a Continuing Director who is not an Affiliate or Associate or representative of the Interested Shareowner and is recommended or elected to succeed a Continuing Director by at least two-thirds of Continuing Directors then members of the Board.

         I. "Fair Market Value" means: (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid

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         quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by at least two-thirds of the Continuing Directors; and (iii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by at least two-thirds of the Continuing Directors.

         J. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and (ii) of Section 2 of this Article Eleventh shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

         4. Powers of Continuing Directors. Any determination as to compliance with this Article Eleventh, including without limitation (A) whether a person is an Interested Shareowner, (B) the number of shares of Capital Stock or other securities beneficially owned by any person,
         (C) whether a person is an Affiliate or Associate of another, (D) whether the requirements of paragraph B of Section 2 have been met with respect to any Business Combination, and (E) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $25,000,000 or more shall be made only upon action by not less than two-thirds of the Continuing Directors of the Corporation; and the good faith determination of at least two-thirds of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article Eleventh.

         5. No Effect on Fiduciary Obligations. Nothing contained in this Article Eleventh shall be construed to relieve the Board of Directors or any Interested Shareowner from any fiduciary obligation imposed by law.

         6. Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the by-laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the by-laws of the Corporation), the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions

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         inconsistent with, this Article Eleventh; provided, however, that the preceding provisions of this Section 6 shall not apply to any amendment to this Article Eleventh, and such amendment shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation or the by-laws of the Corporation, if such amendment shall have been approved by at least two-thirds of the members of the Board who are persons who would be eligible to serve as Continuing Directors.

TWELFTH: Any action required or permitted to be taken by the shareowners shall be taken only at an annual or special meeting of such shareowners and not by consent in writing. Special meetings of the shareowners for any purpose or purposes shall be called only by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board.


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